Exhibit 99.1

Evan Goldstein

Salesforce

Investor Relations

415-819-2987

evan.goldstein@salesforce.com

Carolyn Guss

Salesforce

Public Relations

415-536-4966

cguss@salesforce.com

Bret Taylor Promoted to Vice Chair and Co-CEO of Salesforce

Company Appoints Laura Alber and Oscar Munoz to its Board of Directors

SAN FRANCISCO, November 30, 2021 — Salesforce (NYSE: CRM), the global leader in CRM, today announced that Bret Taylor has been promoted to Vice Chair of the Board and Co-CEO of Salesforce, effective immediately. Taylor has served as Salesforce’s President and Chief Operating Officer since 2019, and previously served as the company’s President and Chief Product Officer.

“Bret is a phenomenal industry leader who has been instrumental in creating incredible success for our customers and driving innovation throughout our company. He has been my trusted friend for years, and I couldn’t be happier to welcome him as Co-CEO,” said Marc Benioff, Chair and Co-CEO of Salesforce. “We’re in a new world and Salesforce has never been more relevant or strategic for our customers. Together, Bret and I will lead Salesforce through our next chapter, while living our shared values of trust, customer success, innovation and equality for all.”

“I’m grateful that Marc and our Board have put their faith in me to help lead Salesforce through our next chapter,” said Taylor. “Marc has been my mentor, my greatest supporter and my trusted friend for years. Partnering with him to lead the company he co-founded 22 years ago is an enormous privilege. I’m thankful for our Salesforce employees, our Trailblazers, our customers, and all of our stakeholders who help us make our company and our world a better place.”

Board Appointments

Salesforce also announced the appointments of Laura Alber, President and Chief Executive Officer of Williams-Sonoma, Inc. and Oscar Munoz, former chairman and CEO, United Airlines, to the Salesforce Board of Directors. Ms. Alber’s appointment is effective immediately and Mr. Munoz’s is effective January 1, 2022.

“We’re excited to welcome Laura and Oscar to Salesforce’s Board,” said Benioff. “Both are distinguished leaders with highly relevant expertise and experience leading global organizations. As disruptors in their respective industries, Laura and Oscar will provide valuable perspectives as we continue to write the playbook for our next generation of growth. We know they will be outstanding additions to our Board.”

About Laura Alber

Laura Alber is the President and CEO of Williams-Sonoma, Inc., the world’s largest digital-first, design-led and sustainable home retailer. During her 26 years at the Company, Alber has held various leadership positions, including President of Williams-Sonoma, Inc. and President of the Pottery Barn brands, where she worked to execute effective growth strategies, strengthen brand recognition, and bolster profits for the company’s portfolio of multi-channel brands.

Ms. Alber has served on the Williams-Sonoma, Inc. Board of Directors since her appointment as CEO in 2010. She has also previously served on the board of directors of Fitbit, Inc. from 2016 through the company’s acquisition by Google and currently serves on the Board of Trustees at the University of Pennsylvania, where she received a B.A. in Psychology.

In 2021, Ms. Alber was named to Barron’s Top CEO list for her leadership throughout the pandemic, which focused on sustainability and robust e-commerce operations.

About Oscar Munoz

Oscar Munoz served as CEO of United Airlines from Sep 2015 to May 2020, retiring in May 2021 as Executive Chairman of the Board. The first Latino to run a major U.S. airline, Hispanic Business magazine twice named Oscar on its list of “100 Most Influential Hispanics.“

During his tenure as CEO, United began rapidly achieving top-tier reliability, vastly improved customer satisfaction and employee morale, as well as robust financial success, with stock value increasing 54%.

Mr. Munoz has served on Salesforce’s Global Advisory Board since its inception in June 2021, providing strategic guidance and support for the Company’s growth into new markets while deepening Salesforce’s role as a trusted digital advisor to CEOs and leaders around the world.

Mr. Munoz currently serves on the Board of Directors of CBRE, Univision and Archer Aviation, a leading urban air mobility company and developer of all-electric vertical take-off and landing (“eVTOL”) aircraft. He is an Independent Trustee on Fidelity’s Equity & High-Income Funds Board and a member of the board of trustees at the Brookings Institution. He also serves on the Board of Trustees at the University of Southern California, where he earned his undergraduate degree in business.

About Salesforce

Salesforce is the global leader in Customer Relationship Management (CRM), bringing companies closer to their customers in the digital age. Founded in 1999, Salesforce enables companies of every size and industry to take advantage of powerful technologies—cloud, mobile, social, internet of things, artificial intelligence, voice and blockchain—to create a 360-degree view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.